UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2013

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2013, LKQ Corporation (the "Company") reached an agreement with H2 Sator B.V., Cooperatieve H2 Sator U.A. and H2 Sator U.A. to acquire the shares of Sator Beheer B.V. ("Sator"), an automotive aftermarket parts distribution company based in the Netherlands with operations in the Netherlands, Belgium, Luxembourg and Northern France.  The acquisition is scheduled to close on or about May 1, 2013.  The purchase price will be set at the closing date but is expected to be approximately €210 million.  With the pending acquisition of Sator, we will expand our geographic presence onto continental Europe to complement our existing U.K. operations.

Item 2.02	Results of Operations and Financial Condition.

On April 25, 2013, the Company issued a press release regarding its first quarter 2013 earnings and 2013 financial guidance. A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	LKQ Corporation Press Release dated April 25, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 25, 2013

LKQ CORPORATION

By:	/s/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer